Exhibit 21.1
List of Subsidiaries

Ai Metrix, Inc.	Delaware
Avtec Systems, Inc.	Virginia
BSC Partners, LLC	New York
Carlsbad ISI, Inc.	Maryland
Charleston Marine Containers, Inc.	Delaware
Consolidated Turbine Specialists, LLC	Oklahoma
Consolidated Turbine Specialists Canada, LLP	Canada
Dallastown Realty I, LLC	Delaware
Dallastown Realty II, LLC	Delaware
DEI Services Corporation	Florida
DFI Realty, LLC	Florida
Digital Fusion Solutions, Inc.	Florida
Digital Fusion, Inc.	Delaware
DTI Associates, Inc.	Virginia
Elwood Investments, LLC	Florida
Florida Turbine PR, LLC	Puerto Rico
Florida Turbine Technologies, Inc.*	Florida
FTT America, LLC	Delaware
FTT UK Limited	United Kingdom
FTT Deutschland GmbH	Germany
General Microwave Israel (1987) Ltd.	Israel
General Microwave Israel Corporation	Delaware
General Microwave Corporation	New York
Gichner Europe Limited	United Kingdom
Gichner Systems Group, Inc.	Delaware
Gichner Systems International, Inc.	Delaware
Haverstick Consulting, Inc.	Indiana
Haverstick Government Solutions, Inc.	Ohio
HGS Holdings, Inc.	Indiana
JMA Associates, Inc.	Delaware
Kratos Arabia, Ltd.	Saudi Arabia
Kratos Communications, Inc.	Delaware
Kratos Communications Ltd.	United Kingdom
Kratos Communications S.A.S.	France
Kratos Defense (Australia) Pty Limited	Australia
Kratos Defense & Rocket Support Services, Inc.	Delaware
Kratos Holdings UK Ltd.	United Kingdom
Kratos Integral Holdings, LLC	Maryland
Kratos Integral Systems International, Inc.	California

Kratos GMI Eyal Ltd.	Israel
Kratos Norway AS	Norway
Kratos RT Logic, Inc.	Colorado
Kratos Technology & Training Solutions, Inc.	California
Kratos Unmanned Aerial Systems, Inc.	California
Kratos Unmanned Systems Solutions, Inc.	Delaware
Kratos Space & Missile Defense Systems, Inc.	Delaware
Kratos Systems and Solutions, Inc.	Virginia
KTT CORE, Inc.*	Delaware
LVDM, Inc.	Nevada
Madison Research Corporation	Alabama
Micro Systems, Inc.	Florida
MSI Acquisition Corp.	Delaware
Polexis, Inc.	California
Reality Based IT Services Ltd.	Maryland
Rocket Support Services, LLC	Indiana
S & J Design, LLC	Delaware
SAT Corporation	California
SCT Acquisition, LLC	Delaware
SCT Real Estate, LLC	Delaware
SecureInfo Corporation	Delaware
Shadow I, Inc.	California
Shadow II, Inc.	California
Summit Research Corporation	Alabama
Turbine Export, Inc.	Florida

* 80.1% owned by Kratos Defense & Security Solutions, Inc.